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                                   EXHIBIT 11

                                AMAZON.COM, INC.

                        COMPUTATION OF NET LOSS PER SHARE


Net loss per share reported in Form 10-Q for the quarters ended September 30, 1997 and 1996 are based on the following (in thousands, except per share data):


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
---------------------------------------------------------------------------------------------------------
                                                    Quarter Ended                Nine Months Ended
                                             -----------------------------   ----------------------------
                                             September 30,   September 30,   September 30,  September 30,
                                                1997             1996            1997           1996
---------------------------------------------------------------------------------------------------------
Net loss                                       $(8,510)        $(2,380)        $(18,253)      $(3,478)
                                             =============================   ============================

Weighted average number of common shares
used in computation                             23,859          15,605           20,469        15,225

Net effect of stock options exercised and
    granted, and preferred stock issued
    during the 12-month period prior to the
    Company's filing of its initial public
    offering at less than the offering
    price, calculated using the treasury
    stock method at the offering price of
    $18 per share, and treated as
    outstanding for all periods presented
    prior to and through May 15, 1997                -           7,362            3,039         7,325
                                             ----------------------------   ----------------------------

Total shares                                    23,859          22,967           23,508        22,550
                                             ============================   ============================
Net loss per share                             $ (0.36)        $ (0.10)         $ (0.78)      $ (0.15)
                                             ============================   ============================
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